UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

AMYLYX PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41199	46-4600503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 Thorndike, St., Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 682-0917

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMLX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 29, 2022, Amylyx Pharmaceuticals, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (FDA) has approved RELYVRIO™ (sodium phenylbutyrate and taurursodiol) for the treatment of adults with amyotrophic lateral sclerosis (ALS). RELYVRIO (previously known as AMX0035 in the U.S.) significantly slowed the loss of physical function in people living with ALS in a randomized, placebo-controlled clinical trial. RELYVRIO can be taken as a monotherapy or with existing approved treatments.

ALS is a relentlessly progressive and fatal neurodegenerative disorder caused by motor neuron death in the brain and spinal cord. Motor neuron loss in ALS leads to deteriorating muscle function, the inability to move and speak, respiratory paralysis and eventually, death. More than 90% of people with ALS have sporadic disease, showing no clear family history. ALS affects approximately 29,000 people in the U.S.

The approval of RELYVRIO is based on data from CENTAUR, a multicenter Phase 2 clinical trial in 137 participants with ALS encompassing a 6-month randomized, placebo-controlled phase and an open-label extension (OLE) long-term follow-up phase. Detailed data from CENTAUR were published in the New England Journal of Medicine, Muscle & Nerve, and the Journal of Neurology, Neurosurgery, and Psychiatry.

The most common adverse events occurring with RELYVRIO (at least 15% and at least 5% greater than placebo) were diarrhea, abdominal pain, nausea, and upper respiratory tract infection. Gastrointestinal-related adverse reactions occurred throughout the study but were more frequent during the first three weeks of treatment.

A copy of the press release announcing the approval of RELYVRIO, attached as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the potential of AMX0035 as a treatment for ALS and the Company’s plans to explore the use of AMX0035 for other neurodegenerative diseases; the potential market acceptance and market opportunity for RELYVRIOTM; the Company’s ability to make RELYVRIO available commercially in the United States, as well as access to and coverage for RELYVRIO; and expectations regarding our longer-term strategy.

Statements using words such as “expect”, “anticipate”, “believe”, “may”, “will” and similar terms are also forward-looking statements. Such statements are subject to numerous risks and uncertainties, including, but not limited to, risks associated with general economic and market conditions and the other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 and the Company’s other filings with the Securities and Exchange Commission. Except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this Current Report on Form 8-K or to update them to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company, dated September 29, 2022

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMYLYX PHARMACEUTICALS, INC.

Date: September 30, 2022	By:	/s/ James M. Frates
James M. Frates
Chief Financial Officer